     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1996

                                                        REGISTRATION NO. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       UNITED STATES FILTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     3589                    33-0266015
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL             IDENTIFICATION NO.)
   OF INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (619) 340-0098
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              DAMIAN C. GEORGINO
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       UNITED STATES FILTER CORPORATION
                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (619) 340-0098
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   Copy to:
                               JANICE C. HARTMAN
                          KIRKPATRICK & LOCKHART LLP
                             1500 OLIVER BUILDING
                        PITTSBURGH, PENNSYLVANIA 15222
                                (412) 355-6500

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE  OFFERING PRICE PER AGGREGATE OFFERING    AMOUNT OF
        TO BE REGISTERED             REGISTERED       SHARE (1)          PRICE (1)      REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------
    Common stock, par value
     $.01 per share........        332,036 shares      $33.6875        $11,185,462.75        $3,858

===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on July 5, 1996 as reported on the New York Stock Exchange Composite Tape.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 8, 1996

PROSPECTUS
JULY  , 1996

                                 332,036 SHARES

                            [LOGO OF U.S. FILTER]

                        UNITED STATES FILTER CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                  -----------

  This prospectus provides for the offering of up to an aggregate of 332,036 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Shares were acquired by the Selling Stockholders named herein on August 10, 1995 in consideration of the sale to the Company of substantially all of the assets of Continental H/2/O Service, Inc. and Evansville Water Corporation d/b/a Interlake Water Systems ("Interlake") pursuant to the terms of an Asset Purchase Agreement dated August 10, 1995 (the "Asset Purchase Agreement"). As of the date of this Prospectus, 47,804 of the shares are held in escrow to secure the indemnity obligations of the Selling Stockholders and Interlake under the Asset Purchase Agreement. See "Selling Stockholders."

  The Shares may be offered or sold by or for the account of the Selling Stockholders from time to time or at one time on one or more exchanges or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholders and DLJ may be deemed to be "underwriters" within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by DLJ may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholders" and "Plan of Distribution."

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on July 5, 1996 was $33.75 per share.

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission (File No. 1-10728) pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended March 31, 1996; the Company's Current Reports on Form 8-K dated May 31, 1996 as amended on Form 8-K/A dated June 28, 1996, June 10, 1996 and June 27, 1996; and description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

  All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary of United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (619) 340-0098).

                                  THE COMPANY

  The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 100,000 systems worldwide. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of more than 125 sales and service facilities, including 21 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

  The Company's principal executive offices are located at 40-004 Cook Street, Palm Desert, California 92211, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

ACQUISITION STRATEGY

  In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 40 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

  The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Asia and Latin America and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices and possible social, political and economic instability.

RELIANCE ON KEY PERSONNEL

  The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

PROFITABILITY OF FIXED PRICE CONTRACTS

  A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

CYCLICALITY OF CAPITAL EQUIPMENT SALES

  The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 49% for the fiscal year ended March 31, 1996. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

POTENTIAL ENVIRONMENTAL RISKS

  The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In that regard, allegations have been made by federal and state environmental regulatory authorities of multiple violations by a wholly owned subsidiary of the Company with respect to applicable wastewater pretreatment standards at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the allegations. The Company has rights of indemnification from Anjou which may be available with respect to these matters. The Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

COMPETITION

  The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are divisions or subsidiaries of larger companies which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

TECHNOLOGICAL AND REGULATORY CHANGE

  The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

SHARES ELIGIBLE FOR FUTURE SALE

  The market price of the Common Stock could be adversely affected by the availability for sale of shares held on June 21, 1996 by security holders of the Company, including (i) up to 2,702,729 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5 3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), (ii) 2,925,611 shares issuable upon conversion of convertible debentures of the Company at a conversion price of $20.50 per share of Common Stock and 5,090,909 shares issuable upon conversion of convertible notes of the Company at a conversion price of $27.50 per share of Common Stock that are currently registered for sale under the Securities Act pursuant to two shelf registration statements, (iii) 1,813,079 outstanding shares that are currently registered for sale under the Securities Act pursuant to a shelf registration statement, (iv) 114,994 outstanding shares that are covered by a shelf registration statement filed under the Securities Act, and (v) 1,905,074 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,320,000 of which shares also may be sold from time to time by the holders thereof pursuant to Rule 144 under the Securities Act). In addition, the Company has registered for sale under the Securities Act 3,242,772 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties.

                                USE OF PROCEEDS

  The Selling Stockholders will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                             SELLING STOCKHOLDERS

  The 332,036 Shares which may be offered pursuant to this Prospectus will be offered by or for the account of the Selling Stockholders as identified in the table below, all of whom acquired their Shares on August 10, 1995 pursuant to the Asset Purchase Agreement. The Shares constitute all of the shares of Common Stock beneficially owned by the Selling Stockholders, other than 10,000 shares of Common Stock that could be acquired by James Timothy Stockdale upon the exercise of options granted to him under the Company's 1991 Employee Stock Option Plan. In the aggregate, the Shares represented approximately 1.1% of the shares of Common Stock outstanding on June 21, 1996.

  Pursuant to the terms of an Indemnity Escrow Agreement dated August 10, 1995 (the "Escrow Agreement"), 47,804 of the Shares (the "Escrow Shares") are held in escrow as of the date of this Prospectus to secure the indemnity obligations of the Selling Stockholders and Interlake under the Asset Purchase Agreement. The Escrow Agreement provides that any Escrow Shares not previously used or set aside to satisfy claims made under the Escrow Agreement and not held pending the resolution of disputed claims will be released from the escrow account on August 10, 1996. The Selling Stockholders are prohibited from transferring or otherwise disposing of Escrow Shares before they are released from the escrow account. Subject to the Escrow Agreement, the Selling Stockholders intend to sell all of the Shares.

  The following table sets forth the names of the Selling Stockholders and the number of Shares owned, including separately the number of Shares subject to the Escrow Agreement. The Shares held by each Selling Stockholder constitute less than 1% of the shares of Common Stock outstanding on June 21, 1996.

                                                     TOTAL NUMBER
     SELLING STOCKHOLDER                              OF SHARES   ESCROW SHARES
     -------------------                             ------------ -------------
   Florence E. Stockdale............................   119,199       17,161
   James Timothy Stockdale..........................    50,968        7,338
   William E. Stockdale III.........................    50,968        7,338
   John Christopher Stockdale.......................    50,968        7,338
   Melody S. Williamson.............................    50,968        7,338
   Katharine S. Price...............................     8,965        1,291

                             PLAN OF DISTRIBUTION

  Shares offered hereby may be sold from time to time or at one time by or for the account of the Selling Stockholders on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through DLJ, in ordinary brokerage transactions or transactions in which DLJ solicits purchasers; in block trades in which DLJ will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which DLJ purchases as principal for resale for its own account; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. DLJ may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of Shares. The proceeds to the Selling Stockholders from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Stockholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholders or otherwise. The Company may agree to indemnify DLJ against certain civil liabilities, including liabilities under the Securities Act. The Company and the Selling Stockholders are obligated to indemnify each other against certain civil liabilities arising under the Securities Act.

  The Selling Stockholders and DLJ may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by DLJ and any profit on the resale of the Shares purchased by DLJ may be deemed to be underwriting commissions or discounts under the Securities Act.

  The Company has informed the Selling Stockholders that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to their sales of Shares and has furnished the Selling Stockholders with a copy of these rules. The Company also has advised the Selling Stockholders of the requirement for delivery of a prospectus in connection with any sale of the Shares.

  Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift such Shares by other means not described herein.

  The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Stockholders.

                           VALIDITY OF COMMON STOCK

  The validity of the Shares will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 15,000 shares of Common Stock.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Davis Water & Waste Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in United States Filter Corporation's Form 8-K dated June 27, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Zimpro Environmental, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                 ------------


                               TABLE OF CONTENTS

                                                                            PAGE
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Risk Factors...............................................................   3
Use of Proceeds............................................................   5
Selling Stockholders.......................................................   5
Plan of Distribution.......................................................   6
Validity of Common Stock...................................................   7
Independent Certified Public Accountants...................................   7


===============================================================================

===============================================================================

                                332,036 SHARES

                             [LOGO OF U.S. FILTER]
                             UNITED STATES FILTER
                                  CORPORATION

                                 COMMON STOCK

                               -----------------

                                  PROSPECTUS

                               -----------------




                                    , 1996

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be paid by the Company in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, which will be borne by the Selling Stockholders, are as follows:

   Securities and Exchange Commission Filing Fee....................... $ 3,858
   *Accounting Fees and Expenses.......................................   4,000
   *Legal Fees and Expenses............................................   8,500
   *Printing Expenses..................................................  10,860
   *Miscellaneous Expenses.............................................   2,782
                                                                        -------
     Total............................................................. $30,000
                                                                        =======

  --------
  * Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

  Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

  If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

  Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

  The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS. The following exhibits are filed as part of this registration statement:

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  5.01   Opinion of Damian C. Georgino as to the legality of the securities being registered
 23.01   Consent of Damian C. Georgino (included in Exhibit 5.01)
 23.02   Consent of KPMG Peat Marwick LLP
 23.03   Consent of Price Waterhouse LLP
 23.04   Consent of Ernst & Young LLP
 24.01   Powers of Attorney (included on signature page of this registration statement)
 99.01   Indemnity Escrow Agreement dated as of August 10, 1995 among the registrant, U.S. Filter/Ionpure, Inc., Continental H/2/O Service,
         Inc., Florence E. Stockdale, James Timothy Stockdale, William E.
         Stockdale III, John Christopher Stockdale, Melody S. Williamson and
         Katharine S. Price
 99.02   Option and Registration Rights Agreement dated as of August 10, 1995 among the registrant, Florence E. Stockdale, James Timothy Stockdale,
         William E. Stockdale III, John Christopher Stockdale, Melody S.
         Williamson and Katharine S. Price

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on July 8, 1996.

                                          UNITED STATES FILTER CORPORATION

                                                  /s/ Richard J. Heckmann
                                          By: _________________________________
                                                    Richard J. Heckmann
                                             Chairman of the Board, President
                                                and Chief Executive Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                      CAPACITY                DATE
              ---------                      --------                ----

       /s/ Richard J. Heckmann         Chairman of the           July 8, 1996
- -------------------------------------   Board, President
         RICHARD J. HECKMANN            and Chief Executive
                                        Officer (Principal
                                        Executive Officer)
                                        and a Director

         /s/ Kevin L. Spence           Vice President and        July 8, 1996
- -------------------------------------   Chief Financial
           KEVIN L. SPENCE              Officer (Principal
                                        Financial and
                                        Accounting Officer)

       /s/ Michael J. Reardon          Executive Vice            July 8, 1996
- -------------------------------------   President and a
         MICHAEL J. REARDON             Director

          /s/ Tim L. Traff             Senior Vice               July 8, 1996
- -------------------------------------   President and a
            TIM L. TRAFF                Director

              SIGNATURE                       CAPACITY               DATE
              ---------                       --------               ----

         /s/ James E. Clark             Director                 July 8, 1996
- -------------------------------------
           JAMES E. CLARK

        /s/ John L. Diederich           Director                 July 8, 1996
- -------------------------------------
          JOHN L. DIEDERICH

        /s/ Robert S. Hillas            Director                 July 8, 1996
- -------------------------------------
          ROBERT S. HILLAS

        /s/ Arthur B. Laffer            Director                 July 8, 1996
- -------------------------------------
          ARTHUR B. LAFFER

     /s/ Alfred E. Osborne, Jr.         Director                 July 8, 1996
- -------------------------------------
       ALFRED E. OSBORNE, JR.

       /s/ J. Danforth Quayle           Director                 July 8, 1996
- -------------------------------------
         J. DANFORTH QUAYLE

     /s/ C. Howard Wilkins, Jr.         Director                 July 8, 1996
- -------------------------------------
       C. HOWARD WILKINS, JR.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
  5.01   Opinion of Damian C. Georgino as to the legality of the
          securities being registered
 23.01   Consent of Damian C. Georgino (included in Exhibit 5.01)
 23.02   Consent of KPMG Peat Marwick LLP
 23.03   Consent of Price Waterhouse LLP
 23.04   Consent of Ernst & Young LLP
 24.01   Powers of Attorney (included on signature page of this
          registration statement)
 99.01   Indemnity Escrow Agreement dated as of August 10, 1995 among the registrant, U.S. Filter/Ionpure, Inc., Continental H/2/O
          Service, Inc., Florence E. Stockdale, James Timothy Stockdale,
          William E. Stockdale III, John Christopher Stockdale, Melody S.
          Williamson and Katharine S. Price
 99.02   Option and Registration Rights Agreement dated as of August 10,
          1995 among the registrant and, Florence E. Stockdale, James
          Timothy Stockdale, William E. Stockdale III, John Christopher
          Stockdale, Melody S. Williamson and Katharine S. Price